SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                         Date of Report: October 29, 1998



                                   CCAIR, INC.
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             (Exact name of registrant as specified in its charter)

         Delaware                     0-17486                 56-1428192
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(State or other jurisdiction  (Commission file Number)      (IRS Employee
       of incorporation)                                    Identification No.)



              P. O. Box 19929, Charlotte, North Carolina 28219-0929
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                    (Address of principal executive offices)


Registrant's telephone number, including area code          (704) 359-8990
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        (Former name or former address, if changed since last report)

Item 5.     Other Events.

      On October 14, 1998, CCAIR, Inc. (the "Company") entered into a lease agreement for a Canadian-made, Bombardier de Havilland Dash 8 aircraft that is covered by economic development insurance provided by Her Majesty the Queen in Right of Canada as represented by the Ministry of Industry, Science and Technology (the "Ministry"). As a result, the Company has resolved all claims by the Ministry, including a purported claim of $16,996,995, as long as the Company fulfills its obligations under the lease. A copy of the press release announcing the new lease agreement and resulting settlement is attached as Exhibit 99.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CCAIR, Inc.

Date:       October 29, 1998                     /s/
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                                          Eric W. Montgomery
                                          Vice President